        Exhibit 99.1

Rex Energy Announces New $200 Million Senior Secured Revolving Credit Facility

STATE COLLEGE, Pennsylvania– September 28, 2007 – Rex Energy Corporation (NASDAQ: REXX) announced today that it has established a new $200 million senior secured revolving credit facility that will be arranged through a syndicate of banks led by KeyBank National Association, BNP Paribas, Manufacturers and Traders Trust Company, Sovereign Bank and Allied Irish Banks. The new credit facility, which has an initial borrowing base of $75 million and will expire in 2012, replaces the Company’s existing $40 million credit facility. Concurrent with the creation of this new credit facility, the Company borrowed approximately $18 million under the new credit facility to repay its outstanding borrowings under the previous credit facility. Borrowings under the new credit facility will be used to fund working capital, capital expenditures and for other general corporate purposes, and are secured by the assets of the Company and its subsidiaries.

“We appreciate the vote of confidence that this new senior secured credit facility with KeyBank and our bank syndicate represents,” said Benjamin W. Hulburt, chief executive officer. “With this new credit facility, we have significantly expanded our access to cost-effective financing to supplement our cash flow as we continue to execute our growth plan.”

In connection with the closing of the new credit facility, Rex Energy will file a Current Report on Form 8-K with the Securities and Exchange Commission.  This filing will be available on the Company’s Web site at http://www.rexenergy.com.

About Rex Energy

Rex Energy is an independent oil and gas company operating in the Illinois Basin, the Appalachian Basin and the southwestern region of the United States. The Company pursues a balanced growth strategy of exploiting its sizable inventory of lower-risk developmental drilling locations, pursuing its higher-potential exploration drilling and enhanced oil recovery projects, and actively seeking to acquire complementary oil and natural gas properties.

For more information, contact: Joseph DeSimone, Director of Investor Relations, at (814) 278-7267 or jdesimone@rexenergycorp.com

Forward-looking Statements

This release contains forward-looking statements. All statements other than statements of historical facts included in this release, including but not limited to, statements regarding our future financial position, business strategy, budgets, projected costs, savings, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, (i) the quality of our properties with regard to, among other things, the existence of reserves in economic quantities, (ii) uncertainties about the estimates of reserves, (iii) our ability to increase our production and oil and natural gas income through exploration and development, (iv) our ability to successfully apply horizontal drilling techniques and tertiary recovery methods, (v) the number of well locations to be drilled and the time frame within which they will be drilled, (vi) the timing and extent of changes in commodity prices for crude oil and natural gas, (vii) domestic demand for oil and natural gas, (viii) drilling and operating risks, (ix) the availability of equipment, such as drilling rigs and transportation pipelines, (x) changes in our drilling plans and related budgets, and (xi) adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this release. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###